Exhibit 99.1

Beeline Accelerates Growth Rate in 2024 with Just Under $200M in Originations—Outpacing Industry by 29%

Beeline’s originations increased by $46M in 2024, up 38%—versus industry growth of 9%

Providence, Rhode Island – (Newsfile Corp. – April 8, 2025) – Beeline Holdings, Inc. (NASDAQ: BLNE), an emerging fintech mortgage lender, announced that its 2024 growth in origination volume outpaced the broader industry by 29%.

According to the Mortgage Bankers Association (MBA), total U.S. mortgage originations reached $1.79 trillion in 2024, signaling a market recovery after a steep decline in 2022. Since the market bottomed out in Q4 2022, Beeline has delivered strong momentum, averaging nearly 20% revenue growth per quarter through Q4 2024.

Beeline launched in the second half of 2020 and ended its first full year of operations in 2021 with $7.8 million in revenue. Shortly after, interest rates began rising in October 2021, triggering the current mortgage downturn and driving industry revenues to 30-year lows (excluding the 2008 crisis). Despite macro headwinds, Beeline’s revenue grew 33.5% in 2024 compared to 2023.

“Our timing wasn’t ideal, but we’ve built the company to withstand volatility,” said Nick Liuzza, Co-founder and CEO of Beeline. “We caught a favorable market to close out 2021, but like the rest of the industry, we were hit by rising rates and a shortage of single-family homes. The difference is—we didn’t slow down. We kept building software, expanded our product suite, and diversified our lending capabilities. Now we’re positioned to move quickly. With rates coming down last week, our timing as a public company seems excellent.”

With 30-year mortgage rates expected to end 2025 at around 5.9%, according to the MBA’s baseline forecast, Beeline anticipates strong market conditions over the next several years and believes it is poised for accelerated growth through 2027.

About Beeline

Beeline is a forward-thinking mortgage origination and technology company transforming home loans into a short, transparent, and easy path for millions of Americans. Using AI and proprietary technology, Beeline offers near-instant pre-approvals in as little as seven minutes, allowing borrowers to see loan options and lock their rate in one session.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated trends in the mortgage loan industry such as loan origination volumes and the company’s ability to capitalize on such trends and achieve growth in future periods. Forward-looking statements are prefaced by words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “should,” “would,” “intend,” “seem,” “potential,” “appear,” “continue,” “future,” believe,” “estimate,” “forecast,” “project,” and similar words. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. We caution you, therefore, against relying on any of these forward-looking statements. Our actual results may differ materially from those contemplated by the forward-looking statements for a variety of reasons, including, without limitation, risks that the projections, estimates and expectations with respect to our operations, industry and potential future events prove to be incorrect, the risks of a recession in the U.S. arising from tariffs, unemployment of federal government personnel, inflation, and high interest rates, which may affect future business and weaken the demand for consumer home loans, the sufficiency of our existing cash resources to meet our working capital and capital expenditure needs over the next 12 months and beyond which will depend on our ability to raise capital, our ability to protect our rights and interests in our technologies and intellectual property rights therein, our ability to market our AI technology to third party lenders, future interest rates in the United States, changes in the political and regulatory environment and in business and economic conditions in the United States and in the real estate and mortgage lending industry, geopolitical conflicts such as those in Ukraine and Israel, and our ability to develop and maintain our brand cost-effectively. Further information on our risk factors is contained in filings made with the Securities and Exchange Commission by Eastside Distilling, Inc., including the final Prospectus filed on January 14, 2025 and the Form 10-K for 2024 which we expect to file on April 15, 2025. Any forward-looking statement made by us in this presentation speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Contact:

ir@makeabeeline.com